UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 30, 2013

Park Electrochemical Corp
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2013, Park Electrochemical Corp. (the “Company”) entered into a five-year revolving credit facility agreement with PNC Bank, National Association. The credit facility agreement provides for loans of up to $52 million to the Company and letters of credit up to $2 million for the account of the Company and, subject to the terms and conditions of the agreement, an interest rate on the outstanding loan balance of LIBOR plus 1.15%. Other interest rate options are available to the Company under the credit agreement. The Company intends to use substantially all of the funds borrowed under this credit facility to finance the payment of the special dividend described in Item 8.01 of this Report.

The Company issued a news release on January 31, 2013 announcing the revolving credit agreement and the special cash dividend described in Item 8.01 of this Report.

Item 8.01.	Other Events.

On January 31, 2013, the Board of Directors of the Company declared a special cash dividend of $2.50 per share payable February 26, 2013 to shareholders of record at the close of business on February 12, 2013.

The Company intends to use substantially all of the funds borrowed under the credit facility described in Item 1.01 of this Report to finance the payment of the special dividend.

The Company expects that this dividend will not be treated as a taxable dividend for Federal income tax purposes. As explained in the Company’s December 18, 2012 announcement of its regular cash dividend payable February 4, 2013 to holders of record on January 4, 2013, the Company’s cash dividends are treated as taxable dividends to the extent of the Company’s current or accumulated earnings and profits in the United States (computed using U.S. Federal income tax principles), with any amount in excess of such current or accumulated earnings and profits treated as a non-taxable return of capital, to the extent of the shareholder’s adjusted tax basis in the holder’s shares, and with any amount in excess of such current or accumulated earnings and profits and the holder’s adjusted tax basis treated as a capital gain. Distributions treated as returns of capital generally reduce the basis in the shares on which the distributions were made, unless the basis is lower than the amount of the distributions in which case the amount by which the distributions exceed the basis is capital gain. As a result, this special dividend will be treated as a long-term capital gain for shareholders with zero-basis stock (including zero-basis founders’ stock), and such shareholders will not be able to treat this dividend as a non-taxable return of capital for Federal income tax purposes.

The Company issued a news release on January 31, 2013 announcing the special cash dividend and the revolving credit agreement described in Item 1.01 of this Report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: February 5, 2013	By:	/s/Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President-
Administration and Secretary

EXHIBIT INDEX

Number Exhibit	Description	Page
99.1	News Release dated January 31, 2013.	5

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